Angel Oak Mortgage REIT, Inc. Reports Second Quarter 2025 Financial Results

ATLANTA – August 5, 2025 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter ended June 30, 2025.

Second Quarter 2025 and Year-to-Date Highlights

•Q2 2025 GAAP net income of $0.8 million, or $0.03 per diluted share of common stock.
•Q2 2025 net interest income of $9.9 million demonstrates an increase of 5.0% versus Q2 2024 net interest income of $9.5 million and a slight decrease of 1.5% compared to Q1 2025 net interest income of $10.1 million.
•Net interest income of $20.0 million for the six months ended June 30, 2025, an increase of 11% compared to the six months ended June 30, 2024.
•GAAP book value of $10.37 per share of common stock and economic book value of $12.97 per share of common stock as of June 30, 2025, decreases of 3.1% and 3.3%, respectively, from March 31, 2025.
•Q2 2025 Distributable Earnings of $2.6 million, or $0.11 per diluted share of common stock.
•Declared a dividend of $0.32 per share of common stock, which will be paid on August 29, 2025, to common stockholders of record as of August 22, 2025.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., said "The second quarter of 2025 was an active one for AOMR, as we completed two securitizations in addition to issuing $42.5 million of senior unsecured notes in May. These transactions are designed to support our strategic goal of earnings growth through accretive capital markets participation and diligent capital deployment. We quickly deployed the capital from this quarter's senior unsecured notes issuance into high-quality, current market coupon non-QM loans and other target assets." He continued, "As such, we expect to resume our quarterly sequential net interest income growth in the next quarter, as demonstrated with 2024's senior unsecured notes issuance. As always, we will remain committed to growing long-term shareholder value through disciplined risk management, securitization execution, and strategic capital deployment.”

Portfolio and Investment Activity

•In April 2025, the Company issued AOMT 2025-4, a $284.3 million scheduled unpaid principal balance securitization backed by a pool of residential mortgage loans. We issued AOMT 2025-4 as the sole participant in the securitization. We used the proceeds to repay outstanding debt of approximately $242.4 million, and the $24.7 million of cash released was used for new loan purchases and operational purposes.
•In May 2025, we participated in AOMT 2025-6, an approximately $349.7 million scheduled unpaid principal balance securitization backed by a pool of residential mortgage loans, to which we contributed loans with a scheduled principal balance of $87.2 million. We used the proceeds of the securitization to repay outstanding debt of approximately $73.1 million, and retained bonds of $8.1 million. The securitization released $9.2 million of cash, which was used for operational purposes. We participated in this securitization alongside other Angel Oak entities.
•During the quarter ended June 30, 2025, the Company purchased $146.6 million of newly-originated, current market coupon non-QM residential mortgage loans and home equity lines of credit ("HELOC"), with a weighted average coupon of 8.68%, a weighted average combined loan-to-value ratio (or “CLTV”, calculated as the primary or first lien mortgage loan amount plus any additional borrowings secured by the property, such as a HELOC, divided by the estimated value of the property) of 68.4% and a weighted average credit score of 757.
•As of June 30, 2025, the weighted average coupon of our residential whole loans portfolio was 8.37%, marking a 66 basis point increase compared to June 30, 2024.

Capital Markets Activity

•In May 2025, we closed an underwritten public offering and sale of, and issued, $42.5 million in aggregate principal amount of our 9.750% Senior Notes due 2030 (the “2030 Notes”). The 2030 Notes bear interest at a rate of 9.750% per annum. After deducting the underwriting discount and other debt issuance costs, we received net proceeds of approximately $40.6 million. We used the majority of the net proceeds from the offering for general corporate purposes, which included the acquisition of non-QM loans and other target assets in a manner consistent with our strategy and investment guidelines.
•As of June 30, 2025, the Company was a party to three loan financing lines which permit borrowings in an aggregate amount of up to $1.1 billion, of which approximately $118.6 million is drawn, leaving capacity of approximately $931.4 million for new loan purchases.

Balance Sheet

•Target assets totaled $2.5 billion as of June 30, 2025.
•The Company held residential mortgage whole loans with fair value of $200.7 million as of June 30, 2025.
•As of June 30, 2025, the Company's recourse debt to equity ratio was approximately 1.1x.

Dividend

On August 5, 2025, the Company declared a dividend of $0.32 per share of common stock, which will be paid on August 29, 2025, to common stockholders of record as of August 22, 2025.

Conference Call and Webcast Information

The Company will host a live conference call and webcast today, August 5, 2025 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

For the conference call playback (which can be accessed through August 19, 2025), dial one of the following numbers:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 10200567

Non-GAAP Metrics

Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”) peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
INTEREST INCOME, NET
Interest income	$35,094	$25,902	$67,961	$51,114
Interest expense	25,154	16,439	47,934	33,072
NET INTEREST INCOME	$9,940	$9,463	$20,027	$18,042

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	$(2,499)	$(6,770)	$(5,681)	$(8,192)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	(1,576)	2,658	15,049	13,342
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	$(4,075)	$(4,112)	$9,368	$5,150

EXPENSES
Operating expenses	$1,334	$1,692	$2,536	$3,742
Operating expenses incurred with affiliate	453	456	869	971
Stock compensation	296	630	533	1,260
Securitization costs	1,866	1,410	1,866	1,583
Management fee incurred with affiliate	1,149	1,294	2,293	2,606
Total operating expenses	$5,098	$5,482	$8,097	$10,162

INCOME (LOSS) BEFORE INCOME TAXES	$767	$(131)	$21,298	$13,030
Income tax expense (benefit)	—	142	—	429
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$767	$(273)	$21,298	$12,601
Other comprehensive income (loss)	(491)	125	(1,186)	1,828
TOTAL COMPREHENSIVE INCOME (LOSS)	$276	$(148)	$20,112	$14,429

Basic earnings (loss) per common share	$0.03	$(0.01)	$0.90	$0.51
Diluted earnings (loss) per common share	$0.03	$(0.01)	$0.89	$0.50

Weighted average number of common shares outstanding:
Basic	23,524,735	24,810,021	23,460,798	24,792,918
Diluted	23,787,823	24,810,021	23,719,650	24,973,501

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	June 30, 2025	December 31, 2024
ASSETS
Residential mortgage loans - at fair value	$200,665	$183,064
Residential mortgage loans in securitization trusts - at fair value	1,902,721	1,696,995
RMBS - at fair value	361,884	300,243
Cash and cash equivalents	40,500	40,762
Restricted cash	3,867	2,131
Principal and interest receivable	6,836	8,141
TBA securities and interest rate futures contracts - at fair value	—	1,515
Other assets	38,015	36,918
Total assets	$2,554,488	$2,269,769

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Notes payable	$118,619	$129,459
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts (see Note 2)	1,767,929	1,593,612
Securities sold under agreements to repurchase	68,062	50,555
Senior unsecured notes	88,601	47,740
TBA securities and interest rate futures contracts - at fair value	4,355	—
Due to broker	254,228	201,994
Accrued expenses	2,812	2,291
Accrued expenses payable to affiliate	393	766
Interest payable	2,258	934
Income taxes payable	163	2,785
Management fee payable to affiliate	679	666
Total liabilities	$2,308,099	$2,030,802

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value. As of June 30, 2025: 350,000,000 shares authorized, 23,765,202 shares issued and outstanding. As of December 31, 2024: 350,000,000 shares authorized, 23,500,175 shares issued and outstanding.	$238	$234
Additional paid-in capital	463,580	461,057
Accumulated other comprehensive income (loss)	(4,661)	(3,475)
Retained earnings (deficit)	(212,768)	(218,849)
Total stockholders' equity	$246,389	$238,967
Total liabilities and stockholders' equity	$2,554,488	$2,269,769

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(in thousands)
Net income (loss) allocable to common stockholders	$767	$(273)	$21,298	$12,601
Adjustments:
Net unrealized (gains) losses on trading securities	(4,898)	1,813	(3,866)	1,814
Net unrealized (gains) losses on derivatives	4,829	(2,592)	5,871	(3,037)
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(546)	2,579	(16,204)	(2,568)
Net unrealized (gains) losses on residential loans	2,191	(4,431)	(850)	(9,502)
Net unrealized (gains) losses on commercial loans	—	(27)	—	(49)
Stock compensation expense	296	630	533	1,260
Distributable Earnings	$2,639	$(2,301)	$6,782	$519

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	($ in thousands)
Annualized Distributable Earnings	$10,556	$(9,204)	$13,564	$1,038
Average total stockholders’ equity	$248,934	$259,565	$245,612	$258,412
Distributable Earnings Return on Average Equity	4.2%	(3.5)%	5.5%	0.4%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Share of Common Stock
(Unaudited)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$246,389	$251,480	$238,967	$265,098	$255,806
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	61,846	63,593	68,784	64,522	73,053
Stockholders’ equity including economic book value adjustments	$308,235	$315,073	$307,751	$329,620	$328,859

Number of shares of common stock outstanding at period end	23,765,202	23,500,175	23,500,175	23,511,272	24,998,549
Book value per share of common stock	$10.37	$10.70	$10.17	$11.28	$10.23
Economic book value per share of common stock	$12.97	$13.41	$13.10	$14.02	$13.16

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com